UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2015

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2015, the Board of Directors (the “Board”) of United Therapeutics Corporation (the “Company”) adopted Amendment No. 1 (the “Amendment”) to the Company’s Third Amended and Restated By-Laws (the “By-laws”). The Amendment became effective immediately upon approval by the Board, and contains a new proxy access provision at Section 2.14, which permits a shareholder or group of up to 20 shareholders owning shares representing at least three percent (3%) of the outstanding voting stock of the Company entitled to vote in the election of directors continuously for at least three (3) years to nominate and include in the Company’s proxy materials directors constituting up to twenty percent (20%) of the total number of directors then serving on the Board, except that the limit shall be twenty-five percent (25%) if fewer than ten (10) directors are then serving on the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements specified in Section 2.14 of the By-laws. The Amendment also makes certain clarifications, updates and other non-substantive changes to the advance notice provisions of Section 2.5 of the By-laws.

The foregoing summary is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

3.1	Amendment No. 1 to Third Amended and Restated By-Laws of United Therapeutics Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: April 30, 2015	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel